Exhibit 99.1

Birner Dental Management Services, Inc.

1777 S. Harrison Street, Suite 1400

Denver, CO 80210

303-691-0680

FOR IMMEDIATE RELEASE

December 29, 2017

BIRNER DENTAL MANAGEMENT SERVICES, INC. ANNOUNCES

SUCCESSFUL CAPITAL RAISE, DEBT RESTRUCTURING AND

CHANGES TO BOARD OF DIRECTORS

Balance Sheet Strengthened with $5,000,000 in Convertible Debt

Company Regains Full Compliance with Senior Lender and Extends Credit Facility to 2023

DENVER, COLORADO, December 29, 2017. Birner Dental Management Services, Inc. (OTCQX: BDMS), business services provider of PERFECT TEETH® dental practices, announced today that the Company completed a private placement of $5 million of convertible senior subordinated secured notes and attached shares of Series A Convertible Preferred Stock with Palm Active Dental, LLC and Palm Global Small Cap Master Fund LP (the “Palm Investors”). A portion of the proceeds from the private placement were used to recapitalize its existing debt obligations, including the repayment of approximately $1.5 million under its credit facility with Guaranty Bank and Trust Company (the “Bank”). In addition, the Bank waived all outstanding defaults under the credit facility and extended the maturity date of the loan to 2023 and renewed the Company’s $2.0 million revolving credit facility.

“This capital infusion and debt restructuring provides the Company with the foundation it needs to capitalize on our business opportunities, including recruiting and retaining dentists, implementing cutting-edge information technologies, and increasing dentist productivity,” said Birner Dental CEO Fred Birner. “We appreciate the confidence that both Guaranty Bank and the Palm Investors have shown in our business,” said Birner.

Capital Raise

On December 28, 2017, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with the Palm Investors. Under the Securities Purchase Agreement, the Company sold convertible senior subordinated secured notes (“Notes”) in the aggregate principal amount of $4,990,000 together with 10 attached shares of Series A Convertible Preferred Stock for $1,000 per share. The Company used approximately $1.5 million of the net proceeds under the Securities Purchase Agreement to repay the Bank as described above. The balance of the net proceeds will be used for vendor payments, working capital, capital expenditures, and other general corporate purposes. The Notes and attached shares of Series A Convertible Preferred Stock are convertible into shares of Series B Convertible Preferred Stock, which are convertible into shares of the Company’s common stock at a price of $5.00 per share. Each share of Series A Preferred Stock entitles the holder to 100,000 votes per share.

Changes to the Board

In connection with the investment by the Palm Investors, two Palm representatives, Joshua S. Horowitz and Bradley Tirpak, were appointed to the Company’s board of directors, replacing Brooks G. O’Neil and Dennis N. Genty, the Company’s Chief Financial Officer, both of whom resigned from the board.

Joshua S. Horowitz, 40, is a professional investor with 15 years of investing experience. Since January 2012, he has served as a portfolio manager and Managing Director at various Palm entities, first with Palm Ventures LLC and currently with Palm Management (US) LLC Since 2004 he has been a director of research at both Inverlochy Capital, a privately held asset management firm and Berggruen Holdings, a multi-billion dollar family office. Between 2002 and 2004 he was a research analyst at Crossway Partners, a value strategy investment partnership. Mr. Horowitz currently serves as a director of 1347 Property Insurance Holdings, Inc.. He served as a director of The Lincoln General Insurance Company from October 2001 to November 2014 and 1347 Capital Corp (now Limbach Holdings, Inc.) from July 2014 to July 2016. Mr. Horowitz holds a B.S. in Management magna cum laude from Binghamton University and also studied at the Bath School of Management in the United Kingdom.

Bradley Tirpak, 47, is a professional investor with more than 20 years of investing experience. Since October 2016, he has served as a portfolio manager and Managing Director at Palm Management UK LP. Since 1996, Mr. Tirpak was a portfolio manager at Credit Suisse First Boston, Caxton Associates and Sigma Capital Management, and a managing member of other investment partnerships. Between 1993 and 1996, he was the founder and CEO of Access Telecom, Inc., an international telecommunications company doing business in Mexico. Mr. Tirpak serves as the Chairman of the Board at Full House Resorts, Inc., as a director of Flowgroup Plc and as a director of The HALO Trust USA. He served as a director at Applied Minerals, Inc. from March 2015 to February 2017 and as a director of USA Technologies, Inc. from 2010 to 2012. Mr. Tirpak earned a B.S.M.E. from Tufts University and an M.B.A. from Georgetown University.

“We appreciate Brooks O’Neil’s long-standing contributions to our board and the Company, and we look forward to Dennis Genty’s continuing contributions as our CFO. We also welcome our new board members and are excited about the perspectives they will bring to our Company as we work to build value for all stakeholders,” said Birner.

Amendment and Extension of Credit Facility

As of September 30, 2017, the Company had outstanding principal borrowings of approximately $8.8 million under its Loan and Security Agreement with the Bank, as amended (the “Credit Facility”). On December 28, 2017, the Company and the Bank entered into the Fifth Amendment to Loan and Security Agreement (“Fifth Amendment”), under which the Company repaid approximately $1.5 million under the term loan portion of the Credit Facility and the Bank waived all then-existing defaults, default interest, fees, and penalties under the Credit Facility. Among other things, the Fifth Amendment extends the maturity date of the loans under the Credit Facility to March 31, 2023 and modifies the repayment terms of the term loan and the EBITDA, leverage ratio and other financial covenants under the Credit Facility.

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Concurrent with the Securities Purchase Agreement, the Company, the Bank, and the Palm Investors entered into a Subordination Agreement and the Company and the Palm Investors entered into a Security Agreement and Registration Rights Agreement.

The foregoing description of the private placement and debt restructuring does not purport to be complete and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement, the Form of Note, the Subordination Agreement, Security Agreement, Registration Rights Agreement, Articles of Amendment relating to the Series A Convertible Preferred Stock, Articles of Amendment relating to the Series B Convertible Preferred Stock, and Fifth Amendment, included as Exhibits 10.3, 4.1, 10.2, 10.4, 10.5, 3.1, 3.2, and 10.1, respectively, to the Current Report on Form 8-K to be filed by the Company on or before January 4, 2017.

About Birner Dental Management Services, Inc.

Birner Dental Management Services, Inc. acquires, develops, and manages geographically dense dental practice networks in select markets in Colorado, New Mexico, and Arizona. As of September 30, 2017, the Company managed 68 dental offices, of which 35 were acquired and 33 were de novo developments. The Company operates its dental offices under the PERFECT TEETH® name.

Forward-Looking Statements

Certain of the matters discussed herein may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. These include statements regarding the Company’s prospects and performance in future periods, including improvement in operating results, revenue and Adjusted EBITDA, dentist hiring, the amount of bank debt, compliance with debt covenants and actions by the Company’s lender, negotiation of financing arrangements and amendments to the Company’s credit agreements, dentist count, dentist turnover and recruitment, dentist productivity, new patient visits and patient flow and the impact of certain shareholder matters. These statements involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward looking statements. These and other risks and uncertainties are set forth in the reports filed by the Company with the Securities and Exchange Commission, including the Company’s Form 10-K for the year ended December 31, 2016. The Company disclaims any obligation to update these forward-looking statements.

For Further Information Contact:

Birner Dental Management Services, Inc.

Dennis Genty

Chief Financial Officer

(303) 691-0680

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